[STERLING BANCORP LETTERHEAD]

John Tietjen	Rich Tauberman
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	rtauberman@mww.com
212.757.8035	201.507.9500
STERLING BANCORP TO ANNOUNCE
SECOND QUARTER 2007 FINANCIAL RESULTS
New York, NY, July 30, 2007 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, will issue its financial results for the second quarter and six months ended June 30, 2007 before the market opens on Tuesday, July 31, 2007. In addition, Sterling will hold a conference call on Tuesday, July 31, 2007 at 10:00 AM ET to discuss the financial results.
To access the conference call live, interested parties may dial 866-871-4879 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at 3:00 PM ET on Tuesday, July 31, 2007 until 11:59 PM ET on Tuesday, August 14, 2007. To access the replay by telephone, interested parties may dial 888-266-2081 and enter the access code 1120960.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.9 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring and accounts receivable management, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey and North Carolina and conducts business throughout the U.S.
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